UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

SomaLogic, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40090	85-4298912
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2945 Wilderness Place, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 625-9000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SLGC	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SLGCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On June 5, 2023, SomaLogic, Inc. (the “Company”) and Shaun Blakeman, the Company’s Chief Financial Officer, agreed that Mr. Blakeman will no longer serve as the Company’s Chief Financial Officer.

Also on June 5, 2023, the Company and Pi Zheng, the Company’s Interim Chief Accounting Officer, agreed that Mr. Zheng will no longer serve as the Company’s Interim Chief Accounting Officer.

(c)

Effective as of June 6, 2023, the Company appointed Eliot M. Lurier as its Interim Chief Financial Officer. Mr. Lurier will also serve as the principal financial officer and principal accounting officer for the Company. Since July 2021, Mr. Lurier, age 65, has been a Consulting Chief Financial Officer with Danforth Advisors, LLC, (“Danforth”), an advisory firm, where he provides operational and strategic support services to life science companies. In addition, Mr. Lurier was the Chief Financial Officer and Treasurer of Joslin Diabetes Center (the “Center”), a research, clinical care and educational organization, from September 2014 to April 2022 where he was responsible for the Center’s financial and strategic operation.

Mr. Lurier will provide consulting services to the Company pursuant to a consulting agreement, dated June 6, 2023, between the Company and Danforth (the “Consulting Agreement”) and receives no compensation directly from the Company. The Company will pay Danforth an agreed upon hourly rate of $525 for Mr. Lurier’s services, which is subject to an optional increase of 10% on January 1 of each year. The Consulting Agreement may be terminated by the Company or Danforth with cause, upon 30 days’ written notice, and without cause upon 60 days’ written notice. The foregoing summary of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

There are no family relationships between Mr. Lurier and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On June 6, 2023, the Company also issued a press release announcing Mr. Blakeman’s departure and the appointment of Mr. Lurier, a copy of which is attached here as exhibit 99.1. The information contained in this Item 7.01, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release issued June 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 6, 2023	SomaLogic, Inc.

	By:	/s/ Ruben Gutierrez
	Name:	Ruben Gutierrez
	Title:	General Counsel